UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 20, 2010

MGIC Investment Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	1-10816	39-1486475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 E. Kilbourn Avenue, Milwaukee, Wisconsin		53202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	414-347-6480

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 20, 2010, the Board of Directors (the "Board") of MGIC Investment Corporation (the "Company") elected Bruce L. Koepfgen to the Board of Directors and appointed him to the Board’s Securities Investment Committee and Risk Management Committee. Mr. Koepfgen is currently a private investor. Until early 2009, Mr. Koepfgen served on the Executive Committee of Allianz Global Investors ("AGI"), one of the largest global asset managers whose units include PIMCO, and as CEO of AGI’s Oppenheimer Capital unit. Mr. Koepfgen’s compensation, including the compensation plans that he is eligible to participate in, is described in the proxy statement for the Company’s 2010 Annual Meeting of Shareholders under the caption "Compensation of Directors." On October 21, 2010, Mr. Koepfgen was awarded, under the MGIC Investment Corporation Deferred Compensation Plan for Non-Employee Directors, a grant of 3,527.6382 share units, representing his pro rata share of an annual grant made to each of the Company’s non-management directors. This plan and the share units are described in the proxy statement for the Company’s 2010 Annual Meeting of Shareholders under the caption "Compensation of Directors - Deferred Compensation Plan and Annual Grant of Share Units."

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION

Date: October 22, 2010	By: \s\ Timothy J. Mattke

Timothy J. Mattke
Vice President, Controller and Chief Accounting Officer